UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2017

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

2017 Annual Meeting of Stockholders

The Board of Directors (the “Board”) of Armstrong Flooring, Inc. (the “Company”) has determined that it intends to hold the Company’s first Annual Meeting of Stockholders (the “2017 Annual Meeting”) on June 2, 2017 at a time and location to be determined and specified in the Company’s proxy statement. The Board has established the close of business on April 17, 2017 as the record date for determining stockholders entitled to vote at the 2017 Annual Meeting.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting (the “Proxy Materials”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must ensure that such proposal is received by our Corporate Secretary at 2500 Columbia Avenue, P.O. Box 3025, Lancaster, PA 17603, not later than 5:00 pm Eastern Time on February 3, 2017, which the Company has determined to be a reasonable time before it expects to begin to print and send its Proxy Materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the U.S. Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Materials.

In addition, in accordance with advance notice requirements contained in the Company’s amended and restated bylaws, for director nominations or other business to be brought before the 2017 Annual Meeting by a stockholder outside of Rule 14a-8 of the Exchange Act, written notice must be delivered to the Corporate Secretary at the address stated above no earlier than the opening of business on the 120th day before the 2017 Annual Meeting and not later than the close of business on the 90th day before the 2017 Annual Meeting. Any such stockholder notice must comply with the requirements of the Company’s amended and restated bylaws and will not be effective otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi Senior Vice President, General Counsel & Secretary

Date: January 24, 2017